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                                                                      Exhibit 12
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
                                          Computation of Ratio of Earnings to Fixed Charges
                                                (dollars in thousands, except ratios)









                                                              Three Months
                                                                 Ended                   Year Ended December 31,
                                                                March 31,  -----------------------------------------------------
                                                                  2005       2004       2003       2002       2001        2000
                                                                --------   --------   --------   --------  ---------    --------
Income (loss) before income taxes and cumulative effect
  of change in accounting principle, but after minority
  interest                                                      $173,600   $635,067   $487,846   $259,184  $(148,207)   $ 38,689
Add:
  Portion of rents representative of the interest
    factor                                                         1,400      5,594      6,258      5,862      6,007       5,527
  Interest expense                                                18,125     66,423     54,733     45,475     45,719      47,596
                                                                --------   --------   --------   --------  ---------    --------
Income as adjusted                                              $193,125   $707,084   $548,837   $310,521  $ (96,481)   $ 91,812
                                                                ========   ========   ========   ========  =========    ========
Fixed charges:
  Interest expense                                              $ 18,125   $ 66,423   $ 54,733   $ 45,475  $  45,719    $ 47,596
  Portion of rents representative of the interest
    factor                                                         1,400      5,594      6,258      5,862      6,007       5,527
                                                                --------   --------   --------   --------  ---------    --------
    Total                                                       $ 19,525   $ 72,017   $ 60,991   $ 51,337  $  51,726    $ 53,123
                                                                ========   ========   ========   ========  =========    ========
Ratio of Earnings to Fixed Charges                                   9.9        9.8        9.0        6.0        N/A         1.7
                                                                ========   ========   ========   ========   ========    ========
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